UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 14, 2016

SUTOR TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-33959	87-0578370
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 8, Huaye Road

Dongbang Industrial Park

Changshu, China 215534

 (Address of Principal Executive Offices)

(86) 512-52680988

Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On and effective January 11, 2016, Mr. Xinchuang Li resigned as a member of the Board of Directors (the “Board”) and a member of the Board’s Audit, Compensation and Governance and Nominating Committees of Sutor Technology Group Limited (the “Company”). Mr. Li’s resignation was due to personal reasons and was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. On the same day, the Board appointed Mr. Hui Sheng as a director of the Company, to each of the Audit, Compensation and Governance and Nominating Committees of the Company and as the Chair of the Governance and Nominating Committee, effective immediately.

Mr. Sheng, age 35, is one of the founders of Shanghai Guandian Electronic Commerce Company Limited. He has rich experience in e-commerce. Before Shanghai Guandian, he served as the E-business Operating Director of Drmat (China) Process Distribution Center Company Limited, a global bulk commodity process distribution company, where he was responsible for online marketing and market development strategy. Mr. Sheng graduated from Nanjing University and majored in computer science.

There is no family relationship exists between Mr. Sheng and any directors or executive officers of the Company. In addition, there are no arrangements or understandings between Mr. Sheng and any other person pursuant to which he was appointed as a director of the Company, to each of the Audit, Compensation and Governance and Nominating Committees of the Company and as the Chair of the Governance and Nominating Committee, and there are no related party transactions with respect to Mr. Sheng that would require disclosure under Item 404(a) of Regulation S-K.

On January 12, 2016, the Company entered into an independent director contract with Mr. Sheng, under which Mr. Sheng will receive an annual salary of RMB150,000 (approximately $22,770). In addition, the Company agreed to indemnify Mr. Sheng against expenses, judgments, fines, penalties or other amounts actually and reasonably incurred by him in connection with any proceeding if he acts in good faith and in the best interests of the Company.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the independent director contract and is qualified in its entirety by reference to the provisions of such agreement attached to this report as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Independent Director Contract, dated January 12, 2016, by and between the Company and Hui Sheng

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutor Technology Group Limited

Date: January 14, 2016

/s/ Lifang Chen
Chief Executive Officer